UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 2.02 Results of Operations and Financial Condition

On November 16, 2006, the Company issued a press release announcing its fourth quarter and full fiscal year results for the period ending September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 2.02, including the Exhibits attached hereto, shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01. Financial statements and Exhibits

(c) Exhibits

99.1 Press Release of Green Mountain Coffee Roasters, Inc. (the "Company") dated November 16, 2006 regarding Fourth Quarter and Full Year 2006 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: November 16, 2006

EXHIBIT INDEX

99.1	Press Release dated November 16, 2006